UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2014

UR-ENERGY INC.

(Exact name of registrant as specified in its charter)

Canada	001- 33905	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10758 W Centennial Road, Suite 200
Littleton, Colorado	80127
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (720) 981-4588

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 22, 2014, Ur-Energy Inc. (the “Company”) announced the results of a recently completed uranium resource analysis of the Company’s Shirley Basin Project, resulting in the first mineral resource estimate for the project pursuant to Canadian National Instrument 43-101, Standards of Disclosure for Mineral Projects (“NI 43-101”). This estimate identified 8,816,000 pounds U3O8 of Measured and Indicated Mineral Resources, averaging 0.230% eU3O8. The Company acquired the Shirley Basin Project and historic drilling data as part of the acquisition of Pathfinder Mines Corporation (“Pathfinder”) from an AREVA affiliate.

Resources are classified as Measured and Indicated Mineral Resources as defined in Section 1.2 of NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”) Definition Standards for Mineral Resources and Mineral Reserves (“CIM Definition Standards”). An independent NI 43-101 Technical Report whose purpose is to disclose, for the first time, a mineral resource estimate for the Project, will be filed on SEDAR within 45 days of July 22, 2014.

The mineral resource has been estimated utilizing the grade-thickness (“GT”) contour method. The GT contour method is well accepted within the uranium ISR industry and is suited to guide detailed mine planning and estimates of total resources for roll front type deposits like at Shirley Basin. To be reported as resources in the analysis and forthcoming Technical Report, uranium mineralization must be below the historic static water level and have a minimum grade of 0.020% eU3O8 and a minimum GT of 0.25.

This uranium mineral resource estimate is based upon approximately 3,200 historic delineation drill holes completed by Pathfinder prior to its 1992 termination of mining operations in the Shirley Basin Mining District. The results of the Company’s confirmation drilling program, completed in May 2014, are also included in the analysis. The historical drilling was focused on two resource areas that fall within the boundaries of the existing mining permit.

Cautionary Note to U.S. Investors Concerning Estimates of Measured and Indicated Mineral Resources

The information set forth in this Item 8.01 uses the terms “Measured Mineral Resources” and “Indicated Mineral Resources.” We advise U.S. investors that while these terms are recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize these terms. U.S. investors are cautioned not to assume that any part or all of the mineral deposits in this category will ever be converted into Mineral Reserves. Our Measured and Indicated Mineral Resources have been estimated in compliance with definitions set out in NI 43-101.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2014

Ur-Energy Inc.

By: /s/ Penne A. Goplerud

Name: Penne A. Goplerud

Title: Corporate Secretary and General Counsel